UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 10, 2018

ProPetro Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38035	26-3685382
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1706 S. Midkiff, Bldg. B Midland, TX	79701
(Address of principal executive offices)	(Zip Code)

(432) 688-0012

(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company                                              ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events

On May 10, 2018, ProPetro Holding Corp. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Energy Capital Partners II, LP, Energy Capital Partners II-A, LP, Energy Capital Partners II-B, LP, Energy Capital Partners II-C (Direct IP), LP, Energy Capital Partners II-D, LP, Energy Capital Partners II (Midland Co-Invest), LP (collectively, the “Selling Stockholders”), and Goldman Sachs & Co. LLC and Barclays Capital Inc., as underwriters (the “Underwriters”). The Underwriting Agreement relates to a public offering by the Selling Stockholders of up to 13,800,000 shares of the Company’s common stock (inclusive of the Underwriters’ option to purchase additional shares) at a purchase price to the Selling Stockholders of $19.01 per share (the “Purchase Price” and such offering, the “Offering”). The Underwriters propose offer such shares to the public at a fixed price, which may be subject to change. The Offering, including the option to purchase additional shares, closed on May 14, 2018.

The Company will not receive any proceeds from the sale of shares in the Secondary Equity Offering. The Underwriting Agreement contains customary representations, warranties and agreements of the Company and the Selling Stockholders and other customary obligations of the parties and termination provisions. Pursuant to the Underwriting Agreement, the Company and the Selling Stockholders, in each case severally and not jointly, have agreed to indemnify the Underwriters against certain liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Underwriters may be required to make because of any such liabilities. Under the Underwriting Agreement, the Company and the Selling Stockholders have also agreed, subject to certain exceptions, that they will not, among other things, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of the Company’s common stock or securities convertible into or exchangeable or exercisable for any shares of its common stock, or publicly disclose the intention to make any such offer, sale, pledge or disposition or, in the case of the Company, file with the Securities and Exchange Commission a registration statement under the Securities Act relating thereto, without the prior written consent of the Underwriter for a period of 60 days from the date of the Underwriting Agreement.

The Underwriters and their affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the Company and its affiliates in the ordinary course of business for which they have received and would receive customary compensation.

The preceding summary of the Underwriting Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 1.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

1.1

Underwriting Agreement dated May 10, 2018, by and among ProPetro Holding Corp., Energy Capital Partners II, LP, Energy Capital Partners II-A, LP, Energy Capital Partners II-B, LP, Energy Capital Partners II-C (Direct IP), LP, Energy Capital Partners II-D, LP, Energy Capital Partners II (Midland Co-Invest), LP and Goldman Sachs & Co. LLC and Barclays Capital Inc.

5.1	Opinion of Latham & Watkins LLP
23.1	Consent of Latham & Watkins LLP (included in its opinion filed as Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2018

PROPETRO HOLDING CORP.

/s/ Mark Howell
Mark Howell
General Counsel